Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--April 19, 2018--E*TRADE Financial Corporation (NASDAQ: ETFC):

First Quarter Results

  Net income of $247 million; net income available to common shareholders of $235 million
  Diluted earnings per common share of $0.88
  Total net revenue of $708 million
  Operating margin of 47 percent; adjusted operating margin of 44 percent(1)
  Average interest-earning assets of $59.8 billion; net interest margin of 297 basis points
  Daily Average Revenue Trades (DARTs) of 309,000, a Company record(2), including derivative DARTs of 98,000, a Company record(2)
  Customer margin balances of $10.5 billion, a Company record(2)
  Net new brokerage accounts of 60,000
  Net new brokerage assets of $5.3 billion, a Company record(2); end of period total customer assets of $392.8 billion
  Managed products of $5.6 billion
  Repurchased 2.7 million shares at an average price of $52.12, bringing total utilization under the Company's $1 billion program to $502 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2018, reporting net income of $247 million, or diluted earnings per common share of $0.88 and total net revenue of $708 million. Operating margin for the quarter was 47 percent and adjusted operating margin was 44 percent(1).

“This was yet another quarter defined by meaningful progress in the business and excellent financial results, as we produced the strongest quarterly revenues and adjusted operating margin in Company history.” said Karl Roessner, Chief Executive Officer. “Amid volatility’s return to the market, our customers fully engaged, setting records across trading, margin balances, net asset flows, and net buying, and our teams and systems ably managed the significant increase in activity. Meanwhile, we remained steadfast in our drive to innovate—rolling out a series of enhancements to our trading tools, corporate services platform, and retail site. With our continued strong results, and the team’s determination to win, we raise the bar on our own performance, and remain focused on delivering an exceptional experience for our customers and driving value for our shareholders.”

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing (800) 753 4387 while international participants should dial +1 (212) 231 2937. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to retail customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are national federal savings banks (Members FDIC). More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE, the E*TRADE logo, and OptionsHouse are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this press release that are forward looking, including statements regarding the Company's ability to improve its financial performance, deliver quality services to customers, and drive value for shareholders, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to the proposed transaction with Capital One Financial Corporation, including that the closing of the transaction may not occur or may be delayed and that the actual aggregate consideration paid in connection with the proposed transaction with Capital One Financial Corporation is still subject to final determination; macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; the ability to attract and retain customers and develop new products and services; increased competition; potential system disruptions and security breaches; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program; and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2018 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue:
Interest income	$468	$439	$341
Interest expense	(23)	(20)	(22)
Net interest income(3)	445	419	319
Commissions	137	109	127
Fees and service charges	105	93	86
Gains on securities and other, net(3)	10	5	10
Other revenue	11	11	11
Total non-interest income	263	218	234
Total net revenue	708	637	553
Provision (benefit) for loan losses	(21)	(26)	(14)
Non-interest expense:
Compensation and benefits	152	138	136
Advertising and market development	60	43	43
Clearing and servicing	36	30	32
Professional services	22	28	22
Occupancy and equipment	30	32	27
Communications	31	31	25
Depreciation and amortization	22	22	20
FDIC insurance premiums	9	7	8
Amortization of other intangibles	10	9	9
Restructuring and acquisition-related activities	—	3	4
Other non-interest expenses	23	21	16
Total non-interest expense	395	364	342
Income before income tax expense	334	299	225
Income tax expense	87	170	80
Net income	$247	$129	$145
Preferred stock dividends	12	—	13
Net income available to common shareholders	$235	$129	$132

Basic earnings per common share	$0.88	$0.48	$0.48
Diluted earnings per common share	$0.88	$0.48	$0.48
Shares used in computation of per common share data:
Basic (in thousands)	266,558	269,111	274,876
Diluted (in thousands)	267,699	270,347	276,277

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	March 31,	December 31,	March 31,
	2018	2017	2017
ASSETS
Cash and equivalents	$498	$931	$998
Cash required to be segregated under federal or other regulations	472	872	1,876
Available-for-sale securities	24,835	20,679	17,769
Held-to-maturity securities	20,657	23,839	19,191
Margin receivables	10,515	9,071	6,906
Loans receivable, net	2,506	2,654	3,288
Receivables from brokers, dealers and clearing organizations	735	1,178	1,410
Property and equipment, net	251	253	239
Goodwill	2,370	2,370	2,370
Other intangibles, net	275	284	312
Other assets(3)	1,073	1,234	1,520
Total assets	$64,187	$63,365	$55,879

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$42,902	$42,742	$37,384
Customer payables	8,947	9,449	8,926
Payables to brokers, dealers and clearing organizations	2,892	1,542	1,288
Other borrowings	910	910	409
Corporate debt	992	991	991
Other liabilities	655	800	437
Total liabilities	57,298	56,434	49,435

Shareholders' equity:
Preferred stock, $0.01 par value; shares authorized: 1,000,000; shares issued and outstanding at March 31, 2018: 403,000	689	689	394
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at March 31, 2018: 264,792,847	3	3	3
Additional paid-in-capital	6,434	6,582	6,919
Accumulated deficit	(61)	(317)	(774)
Accumulated other comprehensive loss	(176)	(26)	(98)
Total shareholders' equity	6,889	6,931	6,444
Total liabilities and shareholders' equity	$64,187	$63,365	$55,879

Key Performance Metrics(4)
Corporate	Qtr ended 3/31/18	Qtr ended 12/31/17	Qtr ended 3/31/18 vs. 12/31/17	Qtr ended 3/31/17	Qtr ended 3/31/18 vs. 3/31/17

Operating margin %(1)	47%	47%	—%	41%	6%
Adjusted operating margin %(1)	44%	43%	1%	38%	6%

Employees	3,768	3,607	4%	3,629	4%
Consultants and other	136	107	27%	114	19%
Total headcount	3,904	3,714	5%	3,743	4%

Common equity book value per share(5)	$23.41	$23.39	—%	$22.00	6%
Tangible common equity book value per share(5)	$15.03	$14.96	—%	$14.36	5%

Cash and equivalents ($MM)	$498	$931	(47)%	$998	(50)%
Corporate cash ($MM)(6)	$439	$541	(19)%	$417	5%

Net interest margin (basis points)	297	292	5	263	34
Interest-earning assets, average ($MM)	$59,837	$57,357	4%	$48,654	23%

Customer Activity	Qtr ended 3/31/18	Qtr ended 12/31/17	Qtr ended 3/31/18 vs. 12/31/17	Qtr ended 3/31/17	Qtr ended 3/31/18 vs. 3/31/17

Trading days	61.0	62.5	N.M.	62.0	N.M.

DARTs	309,469	235,941	31%	207,221	49%
Derivative DARTs	97,658	69,448	41%	59,078	65%
Derivative DARTs %	32%	29%	3%	29%	3%

Total trades (MM)	18.9	14.7	29%	12.8	48%
Average commission per trade	$7.27	$7.41	(2)%	$9.87	(26)%

Key Performance Metrics(4)
Customer Activity	Qtr ended 3/31/18	Qtr ended 12/31/17	Qtr ended 3/31/18 vs. 12/31/17	Qtr ended 3/31/17	Qtr ended 3/31/18 vs. 3/31/17

Gross new brokerage accounts	161,042	133,031	21%	137,854	17%
Gross new stock plan accounts	93,690	65,004	44%	57,919	62%
Gross new banking accounts	1,179	924	28%	880	34%
Closed accounts	(160,041)	(140,920)	14%	(136,666)	17%
Net new accounts	95,870	58,039	65%	59,987	60%

Net new brokerage accounts	59,685	46,195	29%	58,215	3%
Net new stock plan accounts	39,953	17,130	133%	5,478	N.M.
Net new banking accounts	(3,768)	(5,286)	29%	(3,706)	(2)%
Net new accounts	95,870	58,039	65%	59,987	60%

End of period brokerage accounts	3,694,594	3,634,909	2%	3,521,218	5%
End of period stock plan accounts	1,532,329	1,492,376	3%	1,461,538	5%
End of period banking accounts	295,081	298,849	(1)%	312,967	(6)%
End of period total accounts	5,522,004	5,426,134	2%	5,295,723	4%

Annualized net new brokerage account growth rate	6.6%	5.1%	1.5%	6.7%	(0.1)%

Customer margin balances(7) ($B)	$10.5	$9.1	15%	$7.3	44%

Customer Assets($B)
Security holdings	$296.0	$287.3	3%	$243.8	21%
Sweep deposits	38.0	37.7	1%	32.0	19%
Customer cash held by third parties(8)	5.0	5.7	(12)%	12.6	(60)%
Customer payables (cash)	8.9	9.5	(6)%	8.9	—%
Brokerage customer assets	347.9	340.2	2%	297.3	17%
Unexercised stock plan holdings (vested)	39.9	38.1	5%	33.0	21%
Savings, checking and other banking assets	5.0	5.0	—%	5.4	(7)%
Total customer assets	$392.8	$383.3	2%	$335.7	17%

Net new brokerage assets(9)	$5.3	$3.2	66%	$4.2	26%
Net new banking assets(9)	—	—	—%	0.1	(100)%
Net new customer assets	$5.3	$3.2	66%	$4.3	23%

Annualized net new brokerage asset growth rate	6.3%	3.9%	2.4%	6.1%	0.2%

Brokerage related cash	$51.9	$52.9	(2)%	$53.5	(3)%
Other cash and deposits	5.0	5.0	—%	5.4	(7)%
Total customer cash and deposits	$56.9	$57.9	(2)%	$58.9	(3)%

Managed products	$5.6	$5.4	4%	$4.3	30%
Stock plan customer holdings (unvested)	$95.3	$93.9	1%	$82.7	15%

Customer net (buy) / sell activity	$(6.9)	$(2.3)	N.M.	$(1.6)	N.M.

Key Performance Metrics(4)
Loans	Qtr ended 3/31/18	Qtr ended 12/31/17	Qtr ended 3/31/18 vs. 12/31/17	Qtr ended 3/31/17	Qtr ended 3/31/18 vs. 3/31/17

Loans receivable ($MM)
One- to four-family	$1,327	$1,417	$(90)	$1,785	$(458)
Home equity	991	1,051	(60)	1,275	(284)
Consumer and other	188	186	2	228	(40)
Loans receivable, net	$2,506	$2,654	$(148)	$3,288	$(782)

Loan servicing expense	$5	6	(1)	6	(1)

Loan performance detail ($MM)
Current	$2,335	$2,479	$(144)	$3,190	$(855)
30-89 days delinquent	93	98	(5)	131	(38)
90-179 days delinquent	33	37	(4)	46	(13)
180+ days delinquent	103	114	(11)	134	(31)
Total delinquent loans	229	249	(20)	311	(82)
Gross loans receivable(10)	$2,564	$2,728	$(164)	$3,501	$(937)

Activity in Allowance for Loan Losses
($MM)	Three Months Ended March 31, 2018
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 12/31/17	$24	$46	$4	$74
Provision (benefit) for loan losses	(5)	(16)	—	(21)
(Charge-offs) recoveries, net	1	5	(1)	5
Allowance for loan losses, ending 3/31/18	$20	$35	$3	$58

	Three Months Ended December 31, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 9/30/17	$21	$69	$4	$94
Provision (benefit) for loan losses	1	(28)	1	(26)
(Charge-offs) recoveries, net	2	5	(1)	6
Allowance for loan losses, ending 12/31/17	$24	$46	$4	$74

	Three Months Ended March 31, 2017
	One- to Four- Family	Home Equity	Consumer and Other	Total
Allowance for loan losses, ending 12/31/16	$45	$171	$5	$221
Provision (benefit) for loan losses	—	(15)	1	(14)
(Charge-offs) recoveries, net	1	6	(1)	6
Allowance for loan losses, ending 3/31/17	$46	$162	$5	$213

Capital	Qtr ended 3/31/18	Qtr ended 12/31/17	Qtr ended 3/31/18 vs. 12/31/17	Qtr ended 3/31/17	Qtr ended 3/31/18 vs. 3/31/17

E*TRADE Financial
Tier 1 leverage ratio(11)	7.3%	7.4%	(0.1)%	7.2%	0.1%
Common Equity Tier 1 capital ratio(11)	35.0%	33.9%	1.1%	33.0%	2.0%
Tier 1 risk-based capital ratio(11)	41.4%	39.5%	1.9%	35.4%	6.0%
Total risk-based capital ratio(11)	45.7%	43.8%	1.9%	40.7%	5.0%

E*TRADE Bank
Tier 1 leverage ratio(12)	7.6%	7.6%	—%	8.1%	(0.5)%
Common Equity Tier 1 capital ratio(12)	37.4%	35.7%	1.7%	35.0%	2.4%
Tier 1 risk-based capital ratio(12)	37.4%	35.7%	1.7%	35.0%	2.4%
Total risk-based capital ratio(12)	38.0%	36.4%	1.6%	36.3%	1.7%

Average Balance Sheet Data
($MM)	Three Months Ended
	March 31, 2018			December 31, 2017
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$803	$3	1.42%	$911	$3	1.12%
Cash required to be segregated under federal or other regulations	795	3	1.62%	957	3	1.32%
Investment securities(a)	45,194	290	2.57%	42,976	270	2.51%
Margin receivables	9,466	103	4.41%	8,724	92	4.22%
Loans	2,629	33	5.07%	2,821	36	5.15%
Broker-related receivables and other	950	4	1.55%	968	1	0.45%
Subtotal interest-earning assets	59,837	436	2.92%	57,357	405	2.82%
Other interest revenue(b)	—	32		—	34
Total interest-earning assets	59,837	468	3.14%	57,357	439	3.06%
Total non-interest earning assets	4,787			4,686
Total assets	$64,624			$62,043

Deposits	$43,178	$2	0.02%	$42,039	$1	0.01%
Customer payables	9,556	1	0.06%	9,334	1	0.06%
Broker-related payables and other	1,566	1	0.20%	1,300	—	0.00%
Other borrowings	932	7	3.12%	658	6	3.47%
Corporate debt	991	9	3.62%	991	9	3.64%
Subtotal interest-bearing liabilities	56,223	20	0.14%	54,322	17	0.13%
Other interest expense(c)	—	3		—	3
Total interest-bearing liabilities	56,223	23	0.17%	54,322	20	0.15%
Total non-interest-bearing liabilities	1,329			1,051
Total liabilities	57,552			55,373
Total shareholders' equity	7,072			6,670
Total liabilities and shareholders' equity	$64,624			$62,043

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$3,614	$445	2.97%	$3,035	$419	2.92%

(a)	For the three months ended March 31, 2018, includes a $3 million net loss related to fair value hedging adjustments, previously referred to as hedge ineffectiveness. Hedge ineffectiveness for the prior periods continues to be reflected within the gains on securities and other, net line item.
(b)	Represents interest income on securities loaned.
(c)	Represents interest expense on securities borrowed.

	Three Months Ended
	March 31, 2017
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,345	$2	0.64%
Cash required to be segregated under federal or other regulations	1,684	3	0.71%
Investment securities	34,117	205	2.41%
Margin receivables	6,781	66	3.93%
Loans	3,608	43	4.77%
Broker-related receivables and other	1,119	—	0.12%
Subtotal interest-earning assets	48,654	319	2.63%
Other interest revenue(a)	—	22
Total interest-earning assets	48,654	341	2.81%
Total non-interest-earning assets	5,252
Total assets	$53,906

Deposits	$34,869	$1	0.01%
Customer payables	8,686	1	0.06%
Broker-related payables and other	1,160	—	0.00%
Other borrowings	492	5	3.85%
Corporate debt	994	14	5.39%
Subtotal interest-bearing liabilities	46,201	21	0.18%
Other interest expense(b)	—	1
Total interest-bearing liabilities	46,201	22	0.19%
Total non-interest-bearing liabilities	1,402
Total liabilities	47,603
Total shareholders' equity	6,303
Total liabilities and shareholders' equity	$53,906

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,453	$319	2.63%

(a)	Represents interest revenue on securities loaned.
(b)	Represents interest expense on securities borrowed.

Fees and Service Charges
($MM)	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Order flow revenue	$47	$37	$31
Money market funds and sweep deposits revenue(a)	17	21	22
Mutual fund service fees	11	10	9
Advisor management fees	11	10	8
Foreign exchange revenue	8	6	8
Reorganization fees	3	3	3
Other fees and service charges	8	6	5
Total fees and service charges	$105	$93	$86

(a)	Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating operating margin performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (6) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (5) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage (dollars in millions):

	Q1 2018		Q4 2017		Q1 2017
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin	$334	47%	$299	47%	$225	41%
Provision (benefit) for loan losses	(21)		(26)		(14)
Adjusted income before income tax expense and adjusted operating margin	$313	44%	$273	43%	$211	38%

(2) Records based on the period during which metric has been reported by the Company. Net new brokerage assets of $5.3 billion in Q1 2018 is a record for the Company when compared to organic net asset growth from prior quarters, excluding one-time inflows related to past acquisitions. See endnote (9) for additional information on net new brokerage assets.

(3) Beginning in the first quarter of 2018, the Company updated the presentation of its consolidated financial statements as follows:

  On the consolidated balance sheet, reclassified deferred tax assets, net to other assets. Prior periods have been reclassified to conform to current period presentation. Deferred tax assets were $218 million, $251 million and $653 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.
  On the consolidated statement of income, fair value hedging adjustments, previously referred to as hedge ineffectiveness, are included within net interest income beginning in the first quarter of 2018. Prior period amounts have not been reclassified to conform to current period presentation and continue to be reflected within gains on securities and other, net for the comparative periods. Fair value hedging adjustments were expenses of $3 million, $9 million and $1 million for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(4) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(5) The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q1 2018		Q4 2017		Q1 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,200	$23.41	$6,242	$23.39	$6,050	$22.00
Less: Goodwill and other intangibles, net	(2,645)		(2,654)		(2,682)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	426		404		580
Tangible common equity book value	$3,981	$15.03	$3,992	$14.96	$3,948	$14.36

(6) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q1 2018	Q4 2017	Q1 2017
Consolidated cash and equivalents	$498	$931	$998
Less: Cash at regulated subsidiaries(a)	(59)	(390)	(581)
Corporate cash	$439	$541	$417

(a) Reported net of corporate cash on deposit at E*TRADE Bank that is eliminated in consolidation.

(7) Customer margin balances include the following (dollars in billions):

	Q1 2018	Q4 2017	Q1 2017
Margin receivables held on balance sheet	$10.5	$9.1	$6.9
Customer margin balances held by a third party clearing firm	—	—	0.4
Total customer margin balances(a)	$10.5	$9.1	$7.3

(a) Represents margin receivables held on the balance sheet and customer margin balances held by a third party clearing firm. The balances held by a third party were transferred to E*TRADE Securities during the three months ended September 30, 2017 in connection with the OptionsHouse integration.

(8) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions and customer cash held by a third party clearing firm. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q1 2018	Q4 2017	Q1 2017
Sweep deposits at unaffiliated financial institutions	$3.4	$4.7	$10.6
Customer cash held by a third party clearing firm(a)	—	—	1.7
Money market funds and other	1.6	1.0	0.3
Total customer cash held by third parties	$5.0	$5.7	$12.6
(a) During the three months ended September 30, 2017, customer cash held by a third party clearing firm was transferred to E*TRADE Securities in connection with the integration of OptionsHouse.

(9) Net new brokerage assets are total inflows to all new and existing brokerage customer accounts less total outflows from all closed and existing brokerage customer accounts, excluding the effects of market movements in the value of brokerage customer assets. Net new banking assets are total inflows to all new and existing banking customer accounts less total outflows from all closed and existing banking customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(10) Includes unpaid principal balances and premiums (discounts).

(11) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q1 2018	Q4 2017	Q1 2017
E*TRADE Financial shareholders' equity	$6,889	$6,931	$6,444
DEDUCT:
Preferred stock	(689)	(689)	(394)
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$6,200	$6,242	$6,050
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	176	26	98
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,219)	(2,191)	(2,058)
Disallowed deferred tax assets	(353)	(304)	(638)
E*TRADE Financial Common Equity Tier 1 capital	$3,804	$3,773	$3,452
ADD:
Preferred stock	689	689	394
DEDUCT:
Disallowed deferred tax assets	—	(76)	(136)
E*TRADE Financial Tier 1 capital	$4,493	$4,386	$3,710
ADD:
Allowable allowance for loan losses	58	74	135
Non-qualifying capital instruments subject to phase-out (trust preferred securities)	414	414	414
E*TRADE Financial total capital	$4,965	$4,874	$4,259

E*TRADE Financial average assets for leverage capital purposes	$64,486	$62,095	$54,032
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,219)	(2,191)	(2,058)
Disallowed deferred tax assets	(353)	(380)	(774)
E*TRADE Financial adjusted average assets for leverage capital purposes	$61,914	$59,524	$51,200

E*TRADE Financial total risk-weighted assets(a)	$10,856	$11,115	$10,466

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.3%	7.4%	7.2%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	35.0%	33.9%	33.0%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	41.4%	39.5%	35.4%
E*TRADE Financial total capital / Total risk-weighted assets	45.7%	43.8%	40.7%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(12) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q1 2018	Q4 2017	Q1 2017
E*TRADE Bank shareholder's equity	$3,721	$3,703	$3,291
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	176	26	98
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(66)	(71)	(100)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,793	$3,620	$3,251
ADD:
Allowable allowance for loan losses	58	74	118
E*TRADE Bank total capital	$3,851	$3,694	$3,369

E*TRADE Bank average assets for leverage capital purposes	$50,063	$47,992	$40,501
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(66)	(71)	(100)
E*TRADE Bank adjusted average assets for leverage capital purposes	$49,959	$47,883	$40,363

E*TRADE Bank total risk-weighted assets(a)	$10,133	$10,147	$9,280

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.6%	7.6%	8.1%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	37.4%	35.7%	35.0%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	37.4%	35.7%	35.0%
E*TRADE Bank total capital / Total risk-weighted assets	38.0%	36.4%	36.3%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com